POWER OF ATTORNEY

(For Executing Form ID, Forms 3, 4 and 5, and Form 144)

Know all by these presents, that the undersigned hereby constitutes and appoints each of Peter Blume-Jensen, Adam Levy, Eric Devroe, Katharine Peterson, and Mary-Alice Miller of Acrivon Therapeutics, Inc. (the “Company”), signing individually, the undersigned's true and lawful attorneys-in-fact and agents to:

(1)
Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 144 under the Securities Act of 1933 (“Rule 144”), or any rule or regulation of the SEC;

(2)
Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director, or beneficial owner of more than 10% of a registered class of securities of the Company, any and all reports on Form 3, 4, or 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and on Form 144 in accordance with Rule 144 (including amendments thereto and joint filing agreements in connection therewith);

(3)
Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Forms 3, 4, or 5, or Form 144 (including amendments thereto and joint filing agreements in connection therewith) and timely file such forms with the SEC and any stock exchange, self-regulatory association, or similar authority;

(4)
Enroll the undersigned in the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”), and serve as an Account Administrator for the undersigned’s account in EDGAR Next; and

(5)
Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file reports under Section 16(a) of the Exchange Act or Rule 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact, (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company, and (d) this Power of Attorney is superseded by a new power of attorney regarding the purposes outlined herein at a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date: 5/16/2025

/s/ Ivana Magovcevic-Liebisch
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Ivana Magovcevic-Liebisch
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